UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________
FORM 8-K
_________________________________________
Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 28, 2022
_______________________
(Exact name of registrant as specified in its charter)
_______________________

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets
On March 25, 2022, pursuant to the previously announced Agreement and Plan of Merger and Reorganization dated as of July 27, 2021 (the “Merger Agreement”) between TriCo Bancshares (“TriCo”) and Valley Republic Bancorp (“VRB”), VRB merged with and into TriCo with TriCo continuing as the surviving corporation (the “Merger”). Immediately after the Merger, Valley Republic Bank, the wholly owned bank subsidiary of VRB (“Valley Republic Bank”), merged with and into Tri Counties Bank, the wholly owned bank subsidiary of TriCo, with Tri Counties Bank continuing as the surviving bank.

Under the terms of the Merger Agreement, each outstanding share of VRB common stock (other than shares owned by VRB directly or indirectly, which shares were cancelled) was converted into the right to receive 0.95 of a share of TriCo common stock. For each fractional share that would have otherwise been issued, TriCo will pay cash in an amount equal to such fraction of a share multiplied by $42.70, which was the average of the closing prices for shares of TriCo Common Stock as quoted on the NASDAQ Global Select Market for the 20 consecutive trading days ending on March 18, 2022 (the “Average Closing Price”).

Immediately prior to the Merger, each outstanding option to purchase shares of VRB common stock, whether or not then vested and exercisable, was cancelled and the holder of the option was entitled to receive from VRB, subject to any required tax withholding, an amount in cash, without interest, equal to the excess over the exercise price per share, if any, of 0.95 multiplied by the Average Closing Price.

As a result of the Merger, TriCo will deliver approximately 4.1 million shares of TriCo common stock to the former holders of VRB common stock. Giving effect to the issuance of such shares, there were approximately 33.8 million shares of TriCo common stock outstanding as of March 25, 2022 , of which former holders of VRB common stock, as a group, hold approximately 12% and holders of TriCo common stock immediately prior to the Merger, as a group, own approximately 88%. Based on TriCo’s closing stock price of $42.28 on March 25, 2022, the merger consideration was valued at approximately $40.17 per share of VRB common stock or $173.7 million in the aggregate (excluding amounts paid on account of canceled stock options).

This description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was included as Exhibit 2.1 to TriCo’s Current Report on Form 8-K filed on July 27, 2021 and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pursuant to the terms of the Merger Agreement, on March 25, 2022, one member of VRB’s board of directors, Anthony Leggio, was appointed to the board of directors of each of TriCo and Tri Counties Bank, to serve until the next annual meeting of shareholders of TriCo or Tri Counties Bank, as the case may be, subject to his death, resignation or removal from office. The TriCo and Tri Counties Bank boards of directors increased their respective sizes by one from 13 to 14 to create seats on the boards for Mr. Leggio.

Mr. Leggio will receive the same compensation as other non-employee directors, which was most recently described in TriCo’s Definitive Proxy Statement for its 2021 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on April 16, 2021.

In addition, TriCo and Tri Counties Bank have entered into indemnification agreements with Mr. Leggio.

The Nominating and Corporate Governance Committee has determined that Mr. Leggio is an independent director under applicable rules and regulations. Committee appointments were undetermined as of the date of this report.

Other than the Merger Agreement, there are no agreements or understandings between Mr. Leggio and any other person pursuant to which Mr. Leggio was selected as director. Since the beginning of the last fiscal year there have been no related party transactions between TriCo and Mr. Leggio that would be reportable under Item 404(a) of Regulation S-K.

Mr. Leggio was a director of VRB since its organization in 2016 and Valley Republic Bank since its organization in 2008. Mr. Leggio has been President/Manager of Bolthouse Properties, LLC, Bakersfield, CA, a diversified real estate development company with commercial, residential and agricultural holdings since 2006. He is a director of Tejon Ranch Company (NYSE: TRC), Lebec, CA, a growth-oriented, fully diversified real estate development and agribusiness company since 2012. Mr. Leggio received his B.S. degree from the University of the Pacific and his J.D. from the University of the Pacific, McGeorge School of Law.

Item 8.01 Other Events
On March 25, 2022, TriCo issued a press release announcing the completion of the Merger, the appointment of Mr. Leggio to its board of directors, and the resumption of its stock repurchase program. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

2.1    Agreement and Plan of Merger and Reorganization, dated as of July 27, 2021 between TriCo Bancshares and Valley Republic Bancorp (incorporated by reference to Exhibit 2.1 to TriCo’s Current Report on Form 8-K filed on July 28, 2021)
10.1    Form of Indemnification Agreement with TriCo Bancshares (incorporated by reference to Exhibit 10.1 to TriCo’s Current Report on Form 8-K filed on September 10, 2013)
10.2    Form of Indemnification Agreement with Tri Counties Bank (incorporated by reference to Exhibit 10.2 to TriCo’s Current Report on Form 8-K filed on September 10, 2013)
99.1    Press Release dated March 28, 2022
104     Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: March 28, 2022	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)